UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2006
Friedman Industries, Incorporated
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-07521 (Commission File Number)	74-1504405 (IRS Employer Identification No.)

4001 Homestead Road Houston, Texas (Address of principal executive offices)	77028 (Zip Code)
713-672-9433
(Registrant’s telephone number,
including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Amended and Restated By-Laws
Stock Purchase Agreement
Letter Agreement

Item 1.01 Entry into a Material Definitive Agreement
     On February 8, 2006, Friedman Industries, Incorporated (the “Company”) entered into a stock purchase agreement with Jack Friedman, Chairman of the Board and Chief Executive Officer and a director of the Company, pursuant to which the Company purchased 551,248 shares of common stock of the Company from Mr. Friedman for an aggregate purchase price of $2,707,179, or approximately $4.911 per share. Following such purchase, Mr. Friedman continues to own 551,248 shares of the Company’s common stock.
     In addition, effective as of the close of business on February 8, 2006, Mr. Friedman retired as Chairman of the Board and Chief Executive Officer and as a full-time employee of the Company. The Company has agreed to continue to provide Mr. Friedman office facilities and secretarial assistance for his future use.
     Copies of the stock purchase agreement and letter agreement regarding Mr. Friedman’s retirement and the Company’s provision of such office facilities and assistance are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective as of the close of business on February 8, 2006, Jack Friedman resigned from his position as Chairman of the Board and Chief Executive Officer of the Company and retired as a full-time employee of the Company. Mr. Friedman will continue to serve the Company as a director.
     The Board of Directors elected William E. Crow, President of the Company, to serve in the additional capacity of Chief Executive Officer of the Company. The Board of Directors did not appoint a successor Chairman of the Board at this time.
     William E. Crow, age 59, has been the President and Chief Operating Officer of the Company since 1995 and has been a director of the Company since 1998. Prior thereto, Mr. Crow was the Vice President of the Company since 1981.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 8, 2006, the Board of Directors of the Company amended in their entirety the following sections of the Company’s By-Laws to bifurcate the positions of Chairman of the Board and Chief Executive Officer:
     “Section 5.05. Chairman of the Board. The chairman of the board, if one is elected, may preside, or may direct that the president to preside, at all meetings of the shareholders and at all meetings of the directors. In the absence of the chairman of the board, or if no chairman of the board is elected, the president shall so preside. If the board of directors shall elect a person to be the chairman of the board and shall designate such person the chief executive officer of the corporation, the chairman of the board shall supervise and direct the operations of the business of the corporation in accordance with the policies determined by the board of directors.”

     “Section 5.07. President. Unless the Board of Directors shall have elected a chairman of the board of directors and designated such person the chief executive officer of the corporation, the president shall be the chief executive officer of the corporation, supervising and directing the operations of the business of the corporation in accordance with the policies determined by the board of directors. If the board of directors shall have elected a person as chairman of the board and designated such person as a chief executive officer of the corporation, the president shall be responsible for the general supervision and control of the business and the affairs of the corporation subject to the directions of the chairman of the board and the board of directors. If the board of directors shall have elected a person chairman of the board and shall designate such person the chief executive officer of the corporation, the president, in the absence or incapacity of such chairman of the board, shall perform the duties of that office.”
     A copy of the Amended and Restated By-Laws, as adopted by the Board of Directors, are attached hereto as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Number	Description
3.1	Amended and Restated By-Laws of Friedman Industries, Incorporated.

10.1	Stock Purchase Agreement dated February 8, 2006, by and between Jack Friedman and Friedman Industries, Incorporated.

10.2	Letter Agreement dated February 8, 2006, between Jack Friedman and Friedman Industries, Incorporated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 9, 2006

FRIEDMAN INDUSTRIES, INCORPORATED
By:	/s/ BEN HARPER
Ben Harper
Senior Vice President — Finance

Index to Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Friedman Industries, Incorporated.

10.1	Stock Purchase Agreement dated February 8, 2006, by and between Jack Friedman and Friedman Industries, Incorporated.

10.2	Letter Agreement dated February 8, 2006, between Jack Friedman and Friedman Industries, Incorporated.